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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM 10-K/A-2

             ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                    For the fiscal year ended June 30, 1995

                       COMMISSION FILE NUMBER:  0-18192

                                MEGAMATION INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                   13-3372947
(State of incorporation or organization)       (IRS Employer Identification No.)

51 Everett Drive, Building B#4 Lawrenceville, NJ                   08648
    (Address of principal executive offices)                     (Zip Code)

       Registrant's Telephone Number, Including Area Code:  609-799-7711

       Securities registered pursuant to Section 12(b) of the Act:  None

          Securities registered pursuant to Section 12(g) of the Act:
                    Common Stock, $.01 Par Value per Share
                               (Title of Class)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days: [X] Yes [ ] No

    The aggregate market value of the voting stock held by non-affiliates of the registrant, based upon the average of the Bid and Asked price of the common Stock on July 31, 1995, as reported by the Over-the-Counter Bulletin Board, was approximately $1,471,800, (assuming, but not admitting for any purpose, that all directors and executive officers of the registrant are affiliates).

    The number of shares of Common Stock, $0.01 par value, issued and outstanding as of July 31, 1995 was: 14,358,666.

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]



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                                                           There are no Exhibits

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                                    PART II

ITEM 5.    MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED
           STOCKHOLDER MATTERS.

(a)   Market Information

      The Company's Common Stock is traded over the counter under the symbol MEGI, with market-makers submitting quotations in the so-called "pink sheets," and through National Association of Securities Dealers' automated Over-the-Counter Bulletin Board. The prices represent quotations in the Over-the-Counter market as compiled by the National Quotation Bureau, Inc. with respect to the first three quarters of fiscal 1994, and the OTC Bulletin Board with respect to the remainder of the information presented below. The quotations reflect inter-dealer prices without retail markup, markdown, or commission and may not necessarily represent actual transactions.

      The following table shows the reported high and low bid prices of the Company's Common Stock for each quarter of the prior two fiscal years beginning on July 1 and ending on June 30:

                      Bid
                  ============
                  High    Low
                  =====  =====
Fiscal 1994
- -----------
First Quarter...  $.344  $.063
Second Quarter..  $.260  $.063
Third Quarter...  $.270  $.010
Fourth Quarter..  $.130  $.065

Fiscal 1995
- -----------
First Quarter...  $.240  $.130
Second Quarter..  $.220  $.125
Third Quarter...  $.190  $.100
Fourth Quarter..  $.375  $.100

(b)   Holders

      At June 30, 1995, the number of shares of Common Stock of the Company issued and outstanding was 14,358,666, held by 421 record holders thereof.

(c)   Dividends

          No cash dividends or distribution on the Company's Common Stock has been paid and it is not anticipated that any will be paid in the foreseeable future. The Company is prohibited under the terms of its bank line of credit and other credit instruments from the payment of cash dividends or from purchasing or retiring any of its capital stock.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this Amendment to Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                MEGAMATION INC.


Dated:  May 10, 1996            By: /s/ Edward F. Borkowski
                                    ---------------------------------
                                    Edward F. Borkowski, President




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